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                                                                  Exhibit 12

                               DEUTSCHE TELEKOM AG

                                                                   July 23, 2000

Richard Fields
711 Fifth Avenue
New York, NY  10022

Ladies and Gentlemen:

                  Reference is made to the Agreement and Plan of Merger, dated as of July 23, 2000, between Deutsche Telekom AG and VoiceStream Wireless Corporation (the "Merger Agreement"). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Merger Agreement.

                  You agree that, in the event you have not theretofore exercised each outstanding Warrant that you own, you will deliver to DT by not later than the Election Deadline, a written notice irrevocably electing, if and when you exercise the Warrants, to receive in respect of the VoiceStream Common Shares issuable upon exercise of the Warrants the form and amount of consideration ultimately received by holders of VoiceStream Common Shares in the Merger who made either the Cash Election, the Stock Election or the Mixed Election, and in the event you fail to deliver such a notice you shall be deemed to have elected to receive, if and when you exercise the Warrants, the Mixed Election consideration with respect to all of such underlying shares.

                  This letter agreement may be executed in counterparts, each of which when taken together shall constitute one agreement.

                  Please conform your agreement with the foregoing by signing and returning one copy of the letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement among the parties hereto with effect as of the date first written above.

                                               Very truly yours,

                                               DEUTSCHE TELEKOM AG

                                               By:  /s/  Kevin Copp
                                                    ---------------------
                                               Name:  Kevin Copp
                                               Title:  Head of International
                                                       Legal Affairs

Accepted and agreed as of
the date first written above:

/s/ Richard Fields
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Richard Fields

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